Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1536128

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland	20878

(Address of Principal Executive Offices)	(Zip Code)

Digene Corporation Amended and Restated 1999 Incentive Plan
(Full title of the plan)

Charles M. Fleischman
President and Chief Operating Officer
1201 Clopper Road
Gaithersburg, Maryland 20878
(Name and address of agent for service)
                  (301) 944-7000
(Telephone number, including area code, of agent for service)

with a copy to:
Morris Cheston, Jr., Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street
Philadelphia, Pennsylvania 19103-7599
(215) 665-8500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered(1)	share(2)	price(2)	fee

Common Stock, par value $.01 per share	1,000,000	$22.930	$22,930,000	$5,732.50

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company’s Common Stock on September 21, 2001, as reported on the Nasdaq National Market for the Company’s Common Stock.

PART I —INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Part I and Items 4-7 and 9 of Part II of Digene Corporation’s Registration Statement on Form S-8 (File No. 333-47782) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II —INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Digene Corporation (the “Company”) (File No. 0-28194) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:

(a)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000;

(c)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000;

(d)	Annual Report on Form 10-K for the fiscal year ended June 30, 2000; and

(e)	Item 1 of Registration Statement of the Company on Form 8-A dated April 11, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1	Digene Corporation Amended and Restated 1999 Incentive Plan.

4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-2968)).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on September 26, 2001.

DIGENE CORPORATION

By	/s/ Charles M. Fleischman Charles M. Fleischman, President, Chief Operating Officer and Chief Financial Officer

      Each person whose signature appears below in so signing also makes, constitutes and appoints Evan Jones and Charles M. Fleischman, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Evan Jones Evan Jones	Chairman and Chief Executive Officer (principal executive officer)	September 26, 2001

/s/ Charles M. Fleischman Charles M. Fleischman	President, Chief Operating Officer, Chief Financial Officer and Director (principal financial officer)	September 26, 2001

/s/ Joseph P. Slattery Joseph P. Slattery	Vice President, Finance (principal accounting officer)	September 26, 2001

/s/ Wayne T. Hockmeyer Wayne T. Hockmeyer	Director	September 26, 2001

/s/ John H. Landon John H. Landon	Director	September 26, 2001

/s/ Joseph M. Migliara Joseph M. Migliara	Director	September 26, 2001

/s/ John J. Whitehead John J. Whitehead	Director	September 26, 2001

EXHIBIT INDEX

Number	Exhibit

4.1	Digene Corporation Amended and Restated 1999 Incentive Plan.

4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-2968)).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).